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                                                                   EXHIBIT 10.12
                                 AMENDMENT NO. 1
                                       TO
                           LOAN AND SECURITY AGREEMENT



     This Amendment No. 1 to Loan and Security Agreement is entered into as of the 29th day of March, 1996, by and between Silicon Valley Bank ("Bank") and Fourth Shift Corporation ("Borrower").

                                    RECITALS

     Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 23, 1995 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. New Sections 2.1.1 and 2.1.2 shall be added to the Amendment, as follows:

        2.1.1 LETTERS OF CREDIT.

              (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding letters of credit (including drawn but unreimbursed letters of credit) shall not in any case exceed One Million Five Hundred Thousand Dollars ($1,500,000). Each such letter of credit shall have an expiry date no later than ninety (90) days after the Maturity Date, provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Maturity Date if the term of this Agreement is not extended by Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement. Each request for a letter of credit shall be deemed a request for an Advance under the Agreement. Each letter of credit shall be deemed an "Advance" for the purpose of calculating availability under the Committed Line.

               (b) Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

        2.1.2 LETTER OF CREDIT REIMBURSEMENT RESERVE.

              (a) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

               (b) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates in an amount equal to twenty percent (20%) of the face amount of

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such letter of credit.  The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

     2. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

     3. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                              FOURTH SHIFT CORPORATION

                              By:    /s/ D.G. Latzke
                                     ------------------
                              Title: V.P. and CFO
                                     ------------------



                              SILICON VALLEY BANK

                              By:    /s/ Kirk Westbrook
                                     ------------------
                              Title: Vice President
                                     ------------------

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